LIST OF SUBSIDIARIES OF CONSOLIDATED HYDRO, INC.
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DIRECT WHOLLY-OWNED SUBSIDIARIES

Asotin Hydro Company, Inc.                   CHI Universal, Inc.
Aziscohos Hydro Company, Inc. I              Consolidated Hydro New York, Inc.
Boott Hydropower, Inc.                       Consolidated Hydro Vermont, Inc.
CHI Acquisitions, Inc.                       Essex Company
CHI Argentina USA, Inc.                      Kinneytown Hydro Company, Inc.
CHI Finance, Inc.                            La Chute Hydro Company, Inc.
CHI Operations, Inc.                         Littlefield Hydro Company, Inc.
CHI Power, Inc.                              Minnewawa Hydro Company, Inc.
CHI Power Marketing, Inc.



INDIRECT WHOLLY-OWNED SUBSIDIARIES

Aircraft Management, Inc.                    CHI - Pigeon Cove, Inc.
Aquenergy Systems, Inc.                      CHI West, Inc.
Beaver Falls Water Power Company             CHI Western Operations
Beaver Valley Holdings Ltd.                  Coneross Power Corporation
Beaver Valley Company                        Consolidated Hydro Mountain States,
Bedard Electrics, Inc.                             Inc.
BP Hydro Associates                          Consolidated Hydro New Hampshire,
BP Hydro Finance Partnership                       Inc.
CHI Acquisitions II, Inc.                    Consolidated Hydro, Southeast, Inc.
CHI Argentina de Inversiones                 Crosby Drive Investments, Inc.
CHI - Black Canyon                           Eagle & Phenix Hydro Company, Inc.
CHI Canada, Inc.                             Echo Summit Hydro Company, Inc.
CHI Felt Dam, Inc.                           Fulcrum, Inc.
CHI Highfalls, Inc.                          Highfalls Hydro Company, Inc.
CHI Hydroelectric Company, Inc.              Hosiery Mill Hydro Company, Inc.
CHI - Idaho, Inc.                            Hydro Development Group Inc.
CHI - Magic Valley, Inc.                     Hydro Energies Corporation
CHI Mountain States Operations, Inc.         Hydrodev, Inc.
CHI Patagonia, Inc.                          Iroquop Acquisition, Inc.
CHI Phillipines, Inc.                        Iroquop Ltd.



NYFS10...:\84\38684\0003\1791\LST8047K.150
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INDIRECT WHOLLY-OWNED SUBSIDIARIES (con'd)

Iroquop Steel                              Phoenix Hydro Company, Inc.
Joseph Hydro Company, Inc.                 Pioneer Hydro Company, Inc.
Kings River Hydro Company, Inc.            Schoolfield Hydro Company, Inc.
Lawrence Hydroelectric Associates          Sheldon Vermont Hydro Company,
Les Developpements Hydroelectriques              Inc.
      CHI, Inc.                            Slate Creek Hydro Company, Inc.
Littlefield Hydro Company                  Somersworth Hydro Company, Inc.
Littlefield Power Company, Inc.            The Great Dam Corporation
Lower Saranac Corporation                  TKO Power, Inc.
Mill Shoals Hydro Company, Inc.            Triton Power Company
North Canal Waterworks                     Twin Falls Hydro Company, Inc.
Notch Butte Hydro Company, Inc.            Ware Hydro Company, Inc.
Ottaquechee Hydro Company, Inc.            Willimantic Hydro Company, Inc.
Pelzer Hydro Company, Inc.                 Willimantic  Power Corporation


DIRECT PARTLY-OWNED CORPORATIONS

Consolidated Pumped Storage, Inc.
Summit Energy Storage, Inc.


INDIRECT PARTLY-OWNED CORPORATIONS

Cascade Pumped Storage, Inc.               SOCAL Pumped Storage, Inc.
Consolidated Pumped Storage                Summit Finance, Inc.
      Arkansas, Inc,


INDIRECT PARTLY-OWNED PARTNERSHIPS

Black River Hydro Associates               Hillsborough Hydroelectric Limited
Cascade Energy Limited Partnership               Partnership
(Cataldo) Hydro Power Associates           Hydrodev Limited Partnership
CHI Patagonia Investments, L.P.            Lacomb Hydro Limited Partnership
Copenhagen Associates                      Lower Saranac Hydro Partners Limited
                                                 Partnership


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INDIRECT PARTLY-OWNED PARTNERSHIPS (con'd)

Missisquoi Associates                     Slate Creek Hydro Associates Limited
Pyrites Associates                              Partnership
River Mountain Limited Partnership        SOCAL Energy Limited Partnership
Sheldon Springs Hydro Associates,         Summit Energy Limited Partnership
      L.P.                                Twin Falls Hydro Associates, L.P.








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